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                                                                   Exhibit 10.24


                         Intermedia Communications Inc.
                             3625 Queen Palm Drive
                             Tampa, Florida  33619



                                                  January 11, 2000


Digex, Incorporated
One Digex Plaza
Beltsville, Maryland  20705

Ladies and Gentlemen:

     In connection with the proposed issuance and sale by Digex, Incorporated

("Digex") of Series A Preferred Stock and warrants to purchase Class A Common
 -------
Stock (the "Transaction") to Microsoft Corporation ("Microsoft") and CPQ
            -----------                              ---------
Holdings, Inc. ("Compaq"), Intermedia Communications Inc. ("Intermedia") and
                 ------                                     ----------
Digex wish to confirm their understanding as set forth in this letter.

     Intermedia and Digex acknowledge that Digex will be required to use all of the cash proceeds of the Transaction (the "Proceeds") to purchase or construct Telecommunications Related Assets (as defined in the 12-1/2% Senior Discount Notes Indenture, dated May 14, 1996 (the "Indenture"), between Intermedia and
                                          ---------
SunTrust Bank. Central Florida, National Association, as trustee) within 270 days after the closing of the Transaction. Intermedia and Digex agree that during such 270-day period:

1. Intermedia, in consultation with the management of Digex, shall, from time to time, determine the amount of funds required by Digex other than to purchase or construct Telecommunications Related Assets, including, without limitation, in connection with the Alliance Agreements between Digex and each of Microsoft and Compaq Computer Corporation ("Unrestricted Uses")
                                                         -----------------
     during the next calendar month. Within five days of determination of the amount required by Digex for Unrestricted Uses, Intermedia shall provide to Digex a list of Telecommunications Related Assets having a purchase price at least equal to such amount to be purchased by Digex (the "Designated
                                                                  ----------
     Assets") and shall designate, and, if necessary, make arrangements with (on
     ------
     Digex's behalf), a vendor or vendors from which Digex should purchase the Designated Assets. Digex shall purchase the Designated Assets from the vendor(s) designated by Intermedia from time to time as reasonably required to fund Unrestricted Uses, and Intermedia shall purchase from Digex, the Designated Assets at Digex's cost thereof promptly following each purchase.
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Digex, Incorporated
Page 2

2. If on the 260th day after the closing of the Transaction there remains an amount (the "Remaining Amount") of the Proceeds that has not been used by
                  ----------------
     Digex to purchase or construct Telecommunications Related Assets, then Intermedia shall provide to Digex a list of Designated Assets, and, if necessary, make arrangements with (on Digex's behalf), a vendor or vendors from which Digex should purchase the Designated Assets. The purchase price of such Designated Assets from such designated vendor(s) shall at least equal the Remaining Amount. Within five days after its receipt of such notice from Intermedia, Digex shall purchase the Designated Assets from the vendor(s) designated by Intermedia. If and to the extent that the purchase price of such Designated Assets exceeds the Remaining Amount, Intermedia shall advance such difference to Digex prior to such purchase. Promptly following any such purchase, Digex shall sell to Intermedia, and Intermedia shall purchase from Digex, the Designated Assets at Digex's cost thereof.

3. Intermedia represents and warrants to Digex that Digex's use for Unrestricted Uses of a portion of the amounts received by it from Intermedia designated by Intermedia as unrestricted funds ("Unrestricted
                                                                 ------------
     Portion") in any purchase and sale transaction pursuant to paragraphs 1 or
     -------
     2 will not violate, or result in a default by Intermedia under, the provisions of the Indenture. The amount of the Unrestricted Portion shall be determined based on a reasonable projection of Digex's need for funds for Unrestricted Uses during the period commencing on the date of such purchase and sale and ending on the first anniversary of the closing of the Transaction.

4. Digex represents, warrants and covenants to Intermedia that it shall use the Proceeds only to purchase or construct Telecommunications Related Assets and as provided in this letter agreement.

5. Each of Digex and Intermedia agrees to cooperate with the other, and to do, execute, acknowledge and deliver such further acts, instruments and assurances as shall be necessary or desirable to carry out the provisions, and the intents and purposes of this letter agreement. Notwithstanding any of the procedures set forth in this letter agreement, with the consent of both parties, Intermedia may advance to Digex on a daily basis Digex's cash requirements for Unrestricted Uses and purchases of Telecommunications Related Assets. In such circumstances, at the end of every calendar month, Intermedia shall prepare and provide to Digex a statement of reconciliation of all advances and expenditures made by Intermedia to Digex or on Digex behalf during the month-ended, and Digex shall make a corresponding transfer of funds to Intermedia.
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Digex, Incorporated
Page 3


     Please confirm your understanding and acceptance of the foregoing by signing in the space provided below.

                              Very truly yours,

                              INTERMEDIA COMMUNICATIONS INC.


                              By:  /s/ DAVID C. RUBERG
                                   -------------------
                                   Name: David C. Ruberg
                                   Title:  President and Chief Executive Officer



Agreed and Accepted
This 11th day of January, 2000

DIGEX, INCORPORATED


By:  /s/ MARK K. SHULL
    ------------------
    Name: Mark K. Shull
    Title: President and Chief Executive Officer